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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of VIASYS Healthcare Inc. for the registration of its common stock and to the incorporation by reference therein of our reports dated February 12, 2003, with respect to the consolidated financial statements and schedule of VIASYS Healthcare Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.




Philadelphia, Pennsylvania
March 27, 2003